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                                                                 Exhibit 8.6 (a)

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO DISTRIBUTORS, INC.,

                     FEDERAL KEMPER LIFE ASSURANCE COMPANY,
                             ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                                       AND

                             [NAME OF UNDERWRITER],
                 UNDERWRITER OF VARIABLE CONTRACTS AND POLICIES

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                                TABLE OF CONTENTS

Description                                                                 Page
-----------                                                                 ----
Section 1. Available Funds....................................................2
    1.1   Availability........................................................2
    1.2   Addition, Deletion or Modification of Funds.........................2
    1.3   No Sales to the General Public......................................2

Section 2. Processing Transactions............................................3
    2.1   Timely Pricing and Orders...........................................3
    2.2   Timely Payments.....................................................3
    2.3   Applicable Price....................................................3
    2.4   Dividends and Distributions.........................................4
    2.5   Book Entry..........................................................4

Section 3. Costs and Expenses.................................................4
    3.1   General.............................................................4
    3.2   Parties To Cooperate................................................4

Section 4. Legal Compliance...................................................5
    4.1   Tax Laws............................................................5
    4.2   Insurance and Certain Other Laws....................................7
    4.3   Securities Laws.....................................................7
    4.4   Notice of Certain Proceedings and Other Circumstances...............9
    4.5   FKLA To Provide Documents; Information About IVIF...................9
    4.6   IVIF To Provide Documents; Information About FKLA..................10

Section 5. Mixed and Shared Funding..........................................12
    5.1   General............................................................12
    5.2   Disinterested Directors............................................12
    5.3   Monitoring for Material Irreconcilable Conflicts...................12
    5.4   Conflict Remedies..................................................13
    5.5   Notice to FKLA.....................................................14
    5.6   Information Requested by Board of Directors........................14
    5.7   Compliance with SEC Rules..........................................15
    5.8   Other Requirements.................................................15

Section 6. Termination.......................................................15
    6.1   Events of Termination..............................................15
    6.2   Notice Requirement for Termination.................................16
    6.3   Funds To Remain Available..........................................16
    6.4   Survival of Warranties and Indemnifications........................17
    6.5   Continuance of Agreement for Certain Purposes......................17

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Section 7. Parties To Cooperate Respecting Termination.......................17

Section 8. Assignment........................................................17

Section 9. Notices...........................................................17

Section 10. Voting Procedures................................................18

Section 11. Foreign Tax Credits..............................................19

Section 12. Indemnification..................................................19
   12.1   Of IVIF and INVESCO by FKLA and the Underwriter....................19
   12.2   Of FKLA and the Underwriter by IVIF and INVESCO....................21
   12.3   Effect of Notice...................................................24
   12.4   Successors.........................................................24

Section 13. Applicable Law...................................................24

Section 14. Execution in Counterparts........................................24

Section 15. Severability.....................................................24

Section 16. Rights Cumulative................................................24

Section 17. Headings.........................................................24

Section 18. Confidentiality..................................................25

Section 19. Trademarks and Fund Names........................................25

Section 20. Parties to Cooperate.............................................26

Section 21. Amendments.......................................................26

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                             PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT is made and entered into as of the    day of
                                                                     --
          , 2003 ("Agreement"), by and among INVESCO Variable Investment Funds,
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Inc., a Maryland corporation ("IVIF"), INVESCO Distributors, Inc., a Delaware corporation ("INVESCO"), Federal Kemper Life Assurance Company, as Illinois life insurance company ("FKLA"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and [NAME OF SEPARATE ACCOUNT UNDERWRITER], an affiliate of FKLA and the principal underwriter of the Contracts (the "Underwriter") (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, IVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, IVIF currently consists of eighteen separate series ("Series"), shares ("Shares") each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

     WHEREAS, IVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "IVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

     WHEREAS, FKLA will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

     WHEREAS, FKLA will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

     WHEREAS, FKLA will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, FKLA intends to purchase Shares in one or more Funds on behalf of the Accounts to fund the Contracts; and

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     WHEREAS, the Underwriter is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

     WHEREAS, INVESCO is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                           Section 1. Available Funds

     1.1  Availability.

     IVIF will make Shares of each Fund available to FKLA for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of IVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

     1.2  Addition, Deletion or Modification of Funds.

     The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, IVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

     1.3  No Sales to the General Public.

     IVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.

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                       Section 2. Processing Transactions

     2.1  Timely Pricing and Orders.

     (a) IVIF or its designated agent will use its best efforts to provide FKLA with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which
(i) the New York Stock Exchange is open for regular trading, (ii) IVIF calculates IVIF's net asset value, and (iii) FKLA is open for business.

     (b) FKLA will use the data provided by IVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. FKLA will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with IVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that IVIF shall provide additional time to FKLA in the event that IVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that IVIF takes to make the net asset values available to FKLA.

     (c) With respect to payment of the purchase price by FKLA and of redemption proceeds by IVIF, FKLA and IVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

     (d) If IVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), FKLA shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to FKLA. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the Parties as provided in Schedule B, attached hereto and incorporated herein.

     2.2  Timely Payments.

     FKLA will wire payment for net purchases to a custodial account designated by IVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. IVIF will wire payment for net redemptions to an account designated by FKLA by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable FKLA to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

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     2.3  Applicable Price.

     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that FKLA receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by IVIF or its designated agent of the orders. For purposes of this
Section 2.3(a), FKLA shall be the designated agent of IVIF for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by IVIF; provided that IVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

     (b) All other Share purchases and redemptions by FKLA will be effected at the net asset values of the appropriate Funds next computed after receipt by IVIF or its designated agent of the order therefor, and such orders will be irrevocable.

     2.4  Dividends and Distributions.

     IVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to FKLA of any income dividends or capital gain distributions payable on the Shares of any Fund. FKLA hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until FKLA otherwise notifies IVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. FKLA reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     2.5  Book Entry.

     Issuance and transfer of IVIF Shares will be by book entry only. Stock certificates will not be issued to FKLA. Shares ordered from IVIF will be recorded in an appropriate title for FKLA, on behalf of its Account.

                          Section 3. Costs and Expenses

     3.1  General.

     Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.

     3.2  Parties To Cooperate.

     Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of IVIF and the Accounts.

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                           Section 4. Legal Compliance

     4.1  Tax Laws.

     (a) IVIF represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC. IVIF will notify FKLA immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

     (b) IVIF represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. IVIF will notify FKLA immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by IVIF, it will take all reasonable steps to adequately diversify IVIF so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     (c) Notwithstandng any other provision of this Agreement, FKLA agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of FKLA or, to FKLA's knowledge, of any Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants"), that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or FKLA otherwise becomes aware of any facts that could give rise to any claim against IVIF or its affiliates as a result of such a failure or alleged failure:

          (i) FKLA shall promptly notify IVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

          (ii) FKLA shall consult with IVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

          (iii) FKLA shall use its best efforts to minimize any liability of IVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

          (iv) FKLA shall permit IVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to IVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that FKLA will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

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          (v)  any written materials to be submitted by FKLA to the IRS, any
               Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by FKLA to IVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by FKLA to any such person without the express written consent of IVIF which shall not be unreasonably withheld;

          (vi) FKLA shall provide IVIF or its affiliates and their accounting and legal advisors with such cooperation as IVIF shall reasonably request (including, without limitation, by permitting IVIF and its accounting and legal advisors to review the relevant books and records of FKLA) in order to facilitate review by IVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

          (vii) FKLA shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against IVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of IVIF or its affiliates, which shall not be unreasonably withheld, provided that FKLA shall not be required, after exhausting all administrative remedies, to appeal any adverse judicial decision unless IVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

          (viii) IVIF and its affiliates shall have no liability as a result of such failure or alleged failure if FKLA fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

     Should IVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, FKLA may, in its discretion, authorize IVIF or its affiliates to act in the name of FKLA in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event IVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall FKLA have any liability resulting from IVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by IVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

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     (d) FKLA represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; FKLA will notify IVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (e) FKLA represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. FKLA will use its best efforts to continue to meet such definitional requirements, and it will notify IVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     4.2  Insurance and Certain Other Laws.

     (a) IVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by FKLA, including, the furnishing of information not otherwise available to FKLA which is required by state insurance law to enable FKLA to obtain the authority needed to issue the Contracts in any applicable state.

     (b) FKLA represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of and has full corporate power, authority and legal right to execute,
----------
deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each
Account as a segregated asset account under the laws of the State of           ,
                                                                     ----------
and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (c) IVIF represents and warrants that it is lawfully organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3  Securities Laws.

     (a) FKLA represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of FKLA's state(s) of organization and domicile, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) FKLA will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and

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(vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) IVIF represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) IVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) IVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) IVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) IVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) IVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) IVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by IVIF.

     (d) IVIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of IVIF are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of IVIF in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     4.4  Notice of Certain Proceedings and Other Circumstances.

     (a) IVIF or INVESCO will immediately notify FKLA of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to IVIF's registration statement under the 1933 Act or IVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or IVIF Prospectus that may affect the offering of Shares of IVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of IVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by FKLA. IVIF and INVESCO will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) FKLA or the Underwriter will immediately notify IVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of IVIF,
(iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's

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interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. FKLA and the Underwriter will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5  FKLA To Provide Documents; Information About IVIF.

     (a) FKLA will provide to IVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) FKLA will provide to IVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which IVIF or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if IVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. IVIF hereby designates INVESCO as the entity to receive such sales literature, until such time as IVIF appoints another designated agent by giving notice to FKLA in the manner required by Section 9 hereof.

     (c) Neither FKLA nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning IVIF or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the IVIF Prospectus contained therein, relating to Shares, as such registration statement and IVIF Prospectus may be amended from time to time; or
(ii) in reports or proxy materials for IVIF; or (iii) in published reports for IVIF that are in the public domain and approved by IVIF for distribution; or
(iv) in sales literature or other promotional material approved by IVIF, except with the express written permission of IVIF.

     (d) FKLA shall adopt and implement procedures reasonably designed to ensure that information concerning IVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither IVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other

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advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.6  IVIF To Provide Documents; Information About FKLA.

     (a) IVIF will provide to FKLA at least one (1) complete copy of all SEC registration statements, IVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to IVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) IVIF will provide to FKLA a camera ready copy of all IVIF prospectuses and printed copies, in an amount specified by FKLA, of IVIF statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. IVIF will provide such copies to FKLA in a timely manner so as to enable FKLA, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

     (c) IVIF will provide to FKLA or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which FKLA, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if FKLA or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. FKLA shall receive all such sales literature until such time as it appoints a designated agent by giving notice to IVIF in the manner required by Section 9 hereof.

     (d) Neither IVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning FKLA, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by FKLA for distribution; or (iii) in sales literature or other promotional material approved by FKLA or its affiliates, except with the express written permission of FKLA.

     (e) IVIF shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning FKLA, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither FKLA, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                       Section 5. Mixed and Shared Funding

     5.1  General.

     The SEC has granted an order to IVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that IVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with FKLA, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to IVIF. IVIF hereby notifies FKLA that, in the event that IVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

     5.2  Disinterested Directors.

     IVIF agrees that its Board of Directors shall at all times consist of trustees a majority of whom (the "Disinterested Directors") are not interested persons of IVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

     5.3  Monitoring for Material Irreconcilable Conflicts.

     IVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing IVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in IVIF ("Participating Plans"). FKLA agrees to inform the Board of Directors of IVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a) an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c) an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Fund are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

     (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

     (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

     Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, FKLA will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by FKLA to disregard voting instructions of Participants. FKLA's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

     5.4  Conflict Remedies.

     (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, FKLA will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

          (i) withdrawing the assets allocable to some or all of the Accounts from IVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of IVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

          (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

     (b) If the material irreconcilable conflict arises because of FKLA's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, FKLA may be required, at IVIF's election, to withdraw each Account's investment in IVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after IVIF gives notice to FKLA that this provision is being implemented, and until such withdrawal IVIF shall continue to accept and implement orders by FKLA for the purchase and redemption of Shares of IVIF.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to FKLA conflicts with the majority of other state regulators, then FKLA will withdraw each Account's investment in IVIF within six (6) months after IVIF's Board of Directors informs FKLA that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal IVIF shall continue to accept and implement orders by FKLA for the purchase and redemption of Shares of IVIF. No charge or penalty will be imposed as a result of such withdrawal.

     (d) FKLA agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will IVIF or any of its affiliates be required to establish a new funding medium for any Contracts. FKLA will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5  Notice to FKLA.

     IVIF will promptly make known in writing to FKLA the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6  Information Requested by Board of Directors.

     FKLA and IVIF (or its investment adviser) will at least annually submit to the Board of Directors of IVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7  Compliance with SEC Rules.

     If, at any time during which IVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, IVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

     5.8  Other Requirements.

     IVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with IVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

                             Section 6. Termination

     6.1  Events of Termination.

     Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

     (a) at the option of any party, with or without cause with respect to IVIF, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

     (b) at the option of IVIF upon institution of formal proceedings against FKLA or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding FKLA's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, IVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on IVIF with respect to which the Agreement is to be terminated; or

     (c) at the option of FKLA upon institution of formal proceedings against IVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding IVIF's obligations under this Agreement or related to the operation or management of IVIF or the purchase of IVIF Shares, if, in each case, FKLA reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on FKLA, or the Subaccount corresponding to IVIF with respect to which the Agreement is to be terminated; or

     (d) at the option of any Party in the event that (i) IVIF's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by FKLA; or

     (e) upon termination of the corresponding Subaccount's investment in IVIF pursuant to Section 5 hereof; or

     (f) at the option of FKLA if IVIF ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if FKLA reasonably believes that IVIF may fail to so qualify; or

     (g) at the option of FKLA if IVIF fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if FKLA reasonably believes that IVIF may fail to so comply; or

     (h) at the option of IVIF if the Contracts issued by FKLA cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of IVIF's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

     (i) upon another Party's material breach of any provision of this Agreement.

     6.2  Notice Requirement for Termination.

     No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

     (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

     (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

     6.3  Funds To Remain Available.

     Notwithstanding any termination of this Agreement, IVIF will, at the option of FKLA, continue to make available additional shares of IVIF pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in IVIF (as in effect on such date), redeem investments in IVIF and/or invest in IVIF upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

     6.4  Survival of Warranties and Indemnifications.

     All warranties and indemnifications will survive the termination of this Agreement.

     6.5  Continuance of Agreement for Certain Purposes.

     If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this
Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that FKLA may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).

             Section 7. Parties To Cooperate Respecting Termination

     The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

                              Section 8. Assignment

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               Section 9. Notices

     Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

          INVESCO Variable Investment Funds, Inc.
          INVESCO Distributors, Inc.
          11 Greenway Plaza, Suite 100
          Houston, Texas 77046
          Attn: Kevin M. Carome, Esq.

          Federal Kemper Life Assurance Company
          1 Kemper Drive
          Long Grove, Illinois 60049
          Attn: General Counsel

          [Underwriter]
          Street Address
          City, State, Zip Code
          Attn: General Counsel

                          Section 10. Voting Procedures

     Subject to the cost allocation procedures set forth in Section 3 hereof, FKLA will distribute all proxy material furnished by IVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. FKLA will vote Shares in accordance with timely instructions received from Participants. FKLA will vote Shares that are
(a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither FKLA nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. FKLA reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. FKLA shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by IVIF. IVIF will notify FKLA of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. IVIF will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, IVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although IVIF is not one of the trusts described in

Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, IVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                         Section 11. Foreign Tax Credits

     IVIF agrees to consult in advance with FKLA concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           Section 12. Indemnification

     12.1 Of IVIF and INVESCO by FKLA and the Underwriter.

     (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, FKLA and the Underwriter agree to indemnify and hold harmless IVIF, INVESCO, their affiliates, and each person, if any, who controls IVIF, INVESCO, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FKLA and the Underwriter) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of IVIF and insofar as such losses, claims, damages, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FKLA or the Underwriter by or on behalf of IVIF or INVESCO for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in IVIF's 1933 Act registration statement, IVIF Prospectus, sales literature or advertising of IVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of FKLA, the Underwriter or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of FKLA, the Underwriter or their respective affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member," as that term is defined in paragraph (q) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in IVIF's 1933 Act registration statement, IVIF Prospectus, sales literature or advertising of IVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to IVIF, INVESCO or their affiliates by or on behalf of FKLA, the Underwriter or their respective affiliates for use in IVIF's 1933 Act registration statement, IVIF Prospectus, sales literature or advertising of IVIF, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by FKLA or the Underwriter to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by FKLA or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by FKLA or the Underwriter; or

          (v) arise as a result of failure by the Contracts issued by FKLA to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

     (b) Neither FKLA nor the Underwriter shall be liable under this Section
12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to IVIF or INVESCO.

     (c) Neither FKLA nor the Underwriter shall be liable under this Section
12.1 with respect to any action against an Indemnified Party unless IVIF or INVESCO shall have notified FKLA and the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify FKLA and the Underwriter of any such action shall not relieve FKLA and the Underwriter from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, FKLA and the Underwriter shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from FKLA or the Underwriter to such Indemnified Party of FKLA's or the Underwriter's election to assume the defense thereof, the Indemnified Party will cooperate fully with FKLA and the Underwriter and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor the Underwriter will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.2 Of FKLA and the Underwriter by IVIF and INVESCO.

     (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, IVIF and INVESCO agree to indemnify and hold harmless FKLA, the Underwriter, their respective affiliates, and each person, if any, who controls FKLA, the Underwriter or their respective affiliates within the meaning of
Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of IVIF and/or INVESCO) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of IVIF and insofar as such losses, claims, damages, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in IVIF's 1933 Act registration statement, IVIF Prospectus or sales literature or advertising of IVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to IVIF or its affiliates by or on behalf of FKLA, the Underwriter or their respective affiliates for use in IVIF's 1933 Act registration statement, IVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of IVIF, INVESCO or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of IVIF, INVESCO or their affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member" as that term is defined in Section (q) of Article I of the NASD By-Laws), in connection with the sale or distribution of IVIF Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to FKLA, the Underwriter or their respective affiliates by or on behalf of IVIF or INVESCO for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by IVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by IVIF in this Agreement or arise out of or result from any other material breach of this Agreement by IVIF.

     (b) The parties agree that the foregoing indemnification by IVIF shall not apply to any acts or omissions of INVESCO. Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, IVIF and INVESCO agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of IVIF and/or INVESCO) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against FKLA pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by FKLA of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that FKLA reasonably deems necessary or appropriate as a result of the noncompliance.

     (c) Neither IVIF nor INVESCO shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to FKLA, the Underwriter, each Account or Participants.

     (d) Neither IVIF nor INVESCO shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified IVIF and/or INVESCO in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify IVIF or INVESCO of any such action shall not relieve IVIF or INVESCO from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this
Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, IVIF and/or INVESCO will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from IVIF and/or INVESCO to such Indemnified Party of IVIF's or INVESCO's election to assume the defense thereof, the Indemnified Party will cooperate fully with IVIF and INVESCO and shall bear the fees and expenses of any additional counsel retained by it, and IVIF and INVESCO will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     (e) In no event shall IVIF or INVESCO be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, FKLA, the Underwriter or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by FKLA or the Underwriter hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by FKLA or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by FKLA or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

     12.3 Effect of Notice.

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     12.4 Successors.

     A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                           Section 13. Applicable Law

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

                      Section 14. Execution in Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            Section 15. Severability

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          Section 16. Rights Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                              Section 17. Headings

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                           Section 18. Confidentiality

     IVIF acknowledges that the identities of the customers of FKLA or any of its affiliates (collectively, the "FKLA Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the FKLA Protected Parties or any of their employees or agents in connection with FKLA's performance of its duties under this Agreement are the valuable property of the FKLA Protected Parties. IVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the FKLA Protected Parties' customers, or any other information or property of the FKLA Protected Parties, other than such information as may be independently developed or compiled by IVIF from information supplied to it by the FKLA Protected Parties' customers who also maintain accounts directly with IVIF, IVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with FKLA's prior written consent; or (b) as required by law or judicial process. FKLA acknowledges that the identities of the customers of IVIF or any of its affiliates (collectively, the "IVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the IVIF Protected Parties or any of their employees or agents in connection with IVIF's performance of its duties under this Agreement are the valuable property of the IVIF Protected Parties. FKLA agrees that if it comes into possession of any list or compilation of the identities of or other information about the IVIF Protected Parties' customers or any other information or property of the IVIF Protected Parties, other than such information as may be independently developed or compiled by FKLA from information supplied to it by the IVIF Protected Parties' customers who also maintain accounts directly with FKLA, FKLA will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with IVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                      Section 19. Trademarks and Fund Names

     (a) Except as may otherwise be provided in a License Agreement among A I M Management Group Inc., FKLA and the Underwriter, neither FKLA nor the Underwriter or any of their respective affiliates, shall use any trademark, trade name, service mark or logo of IVIF,

INVESCO or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without IVIF's or INVESCO's prior written consent, the granting of which shall be at IVIF's or INVESCO's sole option.

     (b) Except as otherwise expressly provided in this Agreement, neither IVIF, its investment adviser, its principal underwriter, or any affiliates thereof shall use any trademark, trade name, service mark or logo of FKLA, the Underwriter or any of their affiliates, or any variation of any such trademark, trade name, service mark or logo, without FKLA's or the Underwriter's prior written consent, the granting of which shall be at FKLA's or the Underwriter's sole option.

                        Section 20. Parties to Cooperate

     Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                             Section 21. Amendments

     No provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties hereto.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

INVESCO Variable Investment Funds, Inc.    Attest:


By:                                        By:
    ------------------------------------       ---------------------------------
Name:  Ronald L. Grooms                    Name:
                                                 -------------------------------
Title: Treasurer                           Title:
                                                  ------------------------------


INVESCO Funds Group, Inc.                  Attest:


By:                                        By:
    ------------------------------------       ---------------------------------
Name:  Ronald L. Grooms                    Name:
                                                 -------------------------------
Title: Senior Vice President & Treasurer   Title:
                                                  ------------------------------

Federal Kemper Life Assurance Company      Attest:


By:                                        By:
    ------------------------------------       ---------------------------------
Name:                                      Name:
      ----------------------------------         -------------------------------
Title:                                     Title:
       ---------------------------------          ------------------------------


[Underwriter]                              Attest:


By:                                        By:
    ------------------------------------       ---------------------------------
Name:                                      Name:
      ----------------------------------         -------------------------------
Title:                                     Title:
       ---------------------------------          ------------------------------

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

..    INVESCO VARIABLE INVESTMENT FUNDS, INC.

     [LIST APPLICABLE PORTFOLIOS]

SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

                                   SCHEDULE B

                        INVESCO's PRICING ERROR POLICIES

Determination of Materiality

In the event that INVESCO discovers an error in the calculation of IVIF's net asset value, the following policies will apply:

If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments are made.

If the amount of the error is $.01 per share or more, then the following thresholds are applied:

     a. If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, INVESCO will reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

     b. If the amount of the difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then INVESCO will determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or FKLA, as appropriate, such as in the event that the error was not discovered until after FKLA processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error. To the extent that an overstatement of net asset value per share is detected quickly and FKLA has not mailed redemption checks to Participants, FKLA and INVESCO agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing IVIF to the extent of any such overpayment).

Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, INVESCO shall reimburse FKLA for FKLA's reprocessing costs in an amount not to exceed $1.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by IVIF as approved by its Board of Directors. INVESCO agrees to use its best efforts to notify FKLA at least five (5) days prior to any such meeting of the Board of Directors of IVIF to consider such proposed changes.

                                   SCHEDULE C
                               EXPENSE ALLOCATIONS

================================================================================

                 FKLA                                  IVIF/INVESCO

--------------------------------------------------------------------------------

preparing and filing the Account's        Preparing and filing IVIF's
registration statement                    registration statement
--------------------------------------------------------------------------------

text composition for Account              text composition for Fund prospectuses
prospectuses and supplements              and supplements
--------------------------------------------------------------------------------

text alterations of prospectuses          text alterations of prospectuses
(Account) and supplements (Account)       (Fund) and supplements (Fund)
--------------------------------------------------------------------------------

printing Account and Fund prospectuses    a camera ready Fund prospectus
and supplements
--------------------------------------------------------------------------------

text composition and printing Account     text composition and printing Fund
SAIs                                      SAIs
--------------------------------------------------------------------------------

mailing and distributing Account SAIs     mailing and distributing Fund SAIs to
to policy owners upon request by policy   policy owners upon request by policy
owners                                    owners
--------------------------------------------------------------------------------

mailing and distributing prospectuses
(Account and Fund) and supplements
(Account and Fund) to policy owners of
record as required by Federal
Securities Laws and to prospective
purchasers
--------------------------------------------------------------------------------

text composition (Account), printing,     text composition of annual and
mailing, and distributing annual and      semi-annual reports (Fund)
semi-annual reports for Account (Fund
and Account as, applicable)
--------------------------------------------------------------------------------

text composition, printing, mailing,      text composition, printing, mailing,
distributing, and tabulation of proxy     distributing and tabulation of proxy
statements and voting instruction         statements and voting instruction
solicitation materials to policy owners   solicitation materials to policy
with respect to proxies related to the    owners with respect to proxies related
Account                                   to IVIF
--------------------------------------------------------------------------------

preparation, printing and distributing
sales material and advertising relating
to IVIF, insofar as such materials
relate to the Contracts and filing such
materials with and obtaining approval
from, the SEC, the NASD, any state
insurance regulatory authority, and any
other appropriate regulatory authority,
to the extent required
================================================================================